CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 6, 1999 related to the consolidated financial statements of Physician Computer Network, Inc. and subsidiaries included in or made part of this registration statement and to all references to our Firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 28, 2000